Melinta Therapeutics Reports Second Quarter 2019 Financial Results and Provides Business Update
~ Revenue of $16.0 million, Including Net Product Sales of $13.8 million, for the Second Quarter 2019 ~

~ Reduction of Operating Expenses of 32 Percent, or $16.3 million, Year-Over-Year ~

~ Commenced Enrollment in Clinical Trial Evaluating Orbactiv® (oritavancin) Shorter Infusion Time Formulation in Patients with Acute Bacterial Skin and Skin Structure Infections (ABSSSI) ~

~ First Commercial Sale of Baxdela® (delafloxacin) Outside of the United States ~

Morristown, N.J., August 9, 2019 - Melinta Therapeutics, Inc. (NASDAQ: MLNT), a commercial-stage company developing and commercializing novel antibiotics to treat serious bacterial infections, today reported financial results and provided a business update for the second quarter ended June 30, 2019.

“Melinta’s second quarter 2019 results were driven by accelerating product sales, disciplined financial stewardship, and improved operational efficiencies. We continue to make strides towards expanding the market for our product portfolio with the potential approval of Baxdela® (delafloxacin) for community-acquired bacterial pneumonia (CABP) and have enrolled more than half of the target study population in a clinical study evaluating a shorter infusion time formulation of Orbactiv® (oritavancin) for the treatment of adult patients with acute bacterial skin and skin structure infections (ABSSSI),” said John H. Johnson, chief executive officer of Melinta. “We also applaud the recent and final ruling from the Centers for Medicare & Medicaid Services (CMS) to increase the new technology add-on payment, or NTAP, for Vabomere® (meropenem and vaborbactam) from 50 to 75 percent for the fiscal year 2020, which will be effective October 1, 2019,” Johnson added.

"We are encouraged with the progress we have made toward our financial stewardship goals and product sales revenue growth. However, we continue to face significant risk relative to near-term compliance with the Company’s financial commitments and covenants under its credit and convertible notes facilities. We are working diligently to negotiate with our creditors to navigate a path forward to continue executing against our strategy to provide effective antibiotics for patients in need,” said Peter Milligan, chief financial officer of Melinta.

Second Quarter 2019 Financial Results
Melinta reported revenue of $16.0 million and $12.0 million, respectively, for the three-month periods ended June 30, 2019 and 2018. Revenue from product sales was $13.8 million in the second quarter of 2019, up 51 percent1 from the second quarter of 2018. Revenue from product sales was $25.6 million for the six-month period ended June 30, 2019, up 22 percent1 from $21.0 million reported in the six-month period ended June 30, 2018.

in USD millions	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Product sales, net	$13,825	$9,152	$25,600	$20,998
Contract research	2,130	2,870	3,539	5,865
License	—	—	900	—
Total revenue *	$15,955	$12,022	$30,039	$26,863

Cost of goods sold (COGS) was $8.6 million and $11.0 million, respectively, for the three-month periods ended June 30, 2019 and 2018, respectively, including $4.1 million and $3.5 million of non-cash amortization of intangible assets. For the six-month periods ending June 30, 2019 and 2018, COGS was $16.0 million and $18.7 million, respectively, including $8.2 million of non-cash amortization of intangible assets in each period.
Research and development (R&D) expenses were $3.5 million and $15.8 million, respectively, for the three-month periods ended June 30, 2019 and 2018, and $8.9 million and $31.9 million, respectively, for the six-month periods ended June 30, 2019 and 2018. For both the three- and six-month periods ended June 30, 2019, R&D expenses decreased year-over-year primarily as a result of the completion of the Company's Phase 3 study for Baxdela in CABP as well as winding down its early research and discovery programs, which was completed in March 2019.

1 In connection with its second quarter 2018 earnings release, Melinta disclosed that in the second quarter of 2018, net product sales were negatively impacted by approximately $2.7 million related to the integration of distribution channels in connection with the acquisition of the infectious disease business of The Medicines Company. Absent this integration activity in the second quarter of 2018, net product sales for the three- and six-month periods ended June 30, 2019 would have increased 17 percent and 8 percent, respectively, year-over-year.

Selling, general and administrative (SG&A) expenses were $30.9 million and $34.9 million, respectively, for the three-month periods ended June 30, 2019 and 2018, and $56.9 million and $69.6 million, respectively, for the six-month periods ended June 30, 2019 and 2018. For both the three- and six-month periods ended June 30, 2019, SG&A expenses decreased year-over-year primarily as a result of the cost-cutting measures the Company initiated in the fourth quarter of 2018.
Net loss was $36.2 million, or $3.07 per share, for the three-month period ended June 30, 2019, compared to a net loss of $55.8 million, or $6.92 per share, for the three-month period ended June 30, 2018. Net loss was $62.7 million, or $5.42 per share, for the six-month period ended June 30, 2019, compared to a net loss of $85.2 million, or $11.96 per share, for the six-month period ended June 30, 2018. Net loss per share year-over-year reflects changes in share count as a result of the one-for-five reverse stock split effective on February 22, 2019.
The Company ended the quarter with $90.3 million of cash and cash equivalents.
The Company is not providing any financial guidance for the full-year 2019.
Recent Portfolio Updates

•
CMS released the final rule for the 2020 Hospital Inpatient Prospective Payment Systems for Acute Care Hospitals and has increased the NTAP for Vabomere, from 50 to 75 percent for the fiscal year 2020, which is effective October 1, 2019

•
The U.S. Food and Drug Administration (FDA) accepted for priority review a supplemental New Drug Application (sNDA) for Baxdela seeking to expand the current indication to include adult patients with community-acquired bacterial pneumonia (CABP); the FDA has assigned a Prescription Drug User Fee Act (PDUFA) action date (proposed review deadline) of October 24, 2019

•
In July, the Company commenced enrollment in a Phase 1 study to evaluate the pharmacokinetics and safety of a new formulation of Orbactiv versus the approved formulation in subjects with ABSSSI; the new formulation aims to reduce infusion time from three hours to one hour

•
The World Health Organization (WHO) added Vabomere (meropenem and vaborbactam) to its Essential Medicines List for its ability to target multidrug-resistant infections caused by pathogens deemed a "critical priority" by the WHO, including carbapenem-resistant Enterobacteriaceae

•	Our partners in Latin America sold the first commercial product of Baxdela outside of the United States in Uruguay

Upcoming Potential Catalysts

•	FDA approval for Baxdela for the treatment of CABP in adults by October 24, 2019

•	European Commission approval decision for delafloxacin (to be marketed under the brand name Quofenix) for ABSSSI

•	Country approvals for Baxdela in South America and Central America

About Melinta Therapeutics
Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela (delafloxacin), Vabomere (meropenem and vaborbactam), Orbactiv (oritavancin), and Minocin® (minocycline) for Injection. This portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.
Non-GAAP Financial Measures
To supplement our financial results presented on a U.S. generally accepted accounting principles, or GAAP, basis, we have included information about non-GAAP adjusted EBITDA, a non‑GAAP financial measure, as a useful operating metric. We believe that the presentation of this non‑GAAP financial measure, when viewed with our results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and our management in assessing the Company’s performance and results from period to period. This non‑GAAP measure closely aligns with the way management measures and evaluates the Company’s performance. This non‑GAAP financial measure should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non‑GAAP Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, adjusted to exclude interest income, interest expense, depreciation and amortization, stock‑based compensation expense, changes in the fair value of our warrant liability, gains or losses on extinguishment of debt and other liabilities, and acquisition-related costs. Non‑GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non‑GAAP measures used by other companies.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including statements related to guidance. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made and include statements regarding: expectations with respect to our financial position, results and performance, compliance with our debt facilities and discussions with our creditors. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to, the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; risks related to our failure to close on the full amount of the two disbursements under the Vatera loan financing and risks related to the satisfaction of the closing conditions for the remaining disbursement amount, including the inability to close on such disbursement; risks related to our ability to borrow additional amounts under the Deerfield facility agreement; risks related to compliance with the covenants under our facilities with Vatera and Deerfield; risks related to our future liquidity, including uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations, including as a result of the outcome of the pending litigation with respect to, and any requirement to make, payments potentially due under our purchase agreement with to The Medicines Company; risks that may arise from the Vatera loan financing and the Deerfield facility agreement, including potential dilution to our stockholders and the fact that Vatera beneficially owns a substantial portion of our common stock; risks related to our ability to continue as a going concern unless we can secure additional sources of liquidity; our substantial indebtedness; risks related to potential strategic transactions; risks related to the commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; failure to obtain and sustain an adequate level of reimbursement for our products by third-party payors; inaccuracies in our estimates of the market for and commercialization potential of our products; failure to maintain optimal inventory levels to meet commercial demand for any of our products; risks that our competitors are able to develop and market products that are preferred over our products; our dependence upon third parties for the manufacture and supply of our marketed products; failure to achieve the benefits of our recently completed transactions with Cempra and The Medicines Company; failure to establish and maintain development and commercialization collaborations; uncertainty in the outcome or timing of clinical trials and/or receipt of regulatory approvals for our product candidates; undesirable side effects of our products; failure of third parties to conduct clinical trials in accordance with their contractual obligations; our ability to identify, develop, acquire or in-license products; difficulties in managing the growth of our company; the effects of recent comprehensive tax reform; risks related to failure to comply with extensive laws and regulations; product liability risks related to our products; failure to retain key personnel; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; risks relating to third party infringement of intellectual property rights; our ability to maintain effective internal control over financial reporting; unfavorable outcomes in any of the class action and shareholder derivative lawsuits currently pending against the Company; and the fact that a substantial number of shares of common stock may be sold into the public markets by one or more of our large stockholders in the near future. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2018, our Revised Definitive Proxy Statement filed January 29, 2019, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Melinta Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$90,343	$81,808
Receivables	19,081	22,485
Inventory	42,043	41,341
Prepaid expenses and other current assets	5,292	3,848
Total current assets	156,759	149,482
Property and equipment, net	1,309	1,586
Intangible assets, net	220,949	229,196
Other assets	61,355	61,326
Total assets	$440,372	$441,590
Liabilities
Accounts payable	$5,792	$16,765
Accrued expenses	27,260	33,924
Deferred purchase price and other liabilities	83,031	78,394
Accrued interest on notes payable	4,305	4,485
Warrant liability	129	38
Conversion liability	11,869	—
Total current liabilities	132,386	133,606
Notes payable, net of debt discount and costs	93,821	110,476
Convertible notes payable to related parties, net of debt discount and costs	63,239	—
Other long-term liabilities	9,259	7,444
Total long-term liabilities	166,319	117,920
Total liabilities	$298,705	$251,526
Commitments and Contingencies

Shareholders' Equity
Common stock	12	11
Additional paid-in capital	926,152	909,896
Accumulated deficit	(784,497)	(719,843)
Total shareholders’ equity	$141,667	$190,064
Total liabilities and shareholders’ equity	$440,372	$441,590

Melinta Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Month Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Product sales, net	$13,825	$9,152	$25,600	$20,998
Contract research	2,130	2,870	3,539	5,865
License	—	—	900	—
Total revenue	15,955	12,022	30,039	26,863
Operating expenses
Cost of goods sold	8,639	10,989	16,004	18,675
Research and development	3,527	15,813	8,891	31,942
Selling, general and administrative	30,932	34,946	56,873	69,570
Total operating expenses	43,098	61,748	81,768	120,187
Loss from operations	(27,143)	(49,726)	(51,729)	(93,324)
Other income (expenses)
Interest income	210	63	397	273
Interest expense	(8,176)	(10,659)	(15,279)	(20,855)
Interest expense (related party)	(1,365)	—	(1,929)	—
Change in fair value of warrant & conversion liabilities	261	2,389	6,276	26,474
Loss on extinguishment of debt	—	—	(346)	(2,595)
Other income (expense)	25	2,121	(37)	4,779
Grant income (expense)	8	32	(65)	36
Total other income (expense), net	(9,037)	(6,054)	(10,983)	8,112
Net loss	$(36,180)	$(55,780)	$(62,712)	$(85,212)
Basic and diluted net loss per share	$(3.07)	$(6.92)	$(5.42)	$(11.96)
Basic and diluted weighted-average shares outstanding	11,801,874	8,059,471	11,567,250	7,126,687

Melinta Therapeutics, Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating activities
Net loss	$(36,180)	$(55,780)	$(62,712)	$(85,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,947	3,689	8,421	8,494
Non-cash interest expense	4,679	6,271	7,909	12,225
Share-based compensation	1,315	1,418	2,207	2,373
Change in fair value of warrant & conversion liabilities	(261)	(2,389)	(6,276)	(26,474)
Loss on extinguishment of debt	—	—	346	2,595
Gain on extinguishment of lease liabilities	(122)	—	(914)	—
Provision for inventory obsolescence	392	2,532	392	2,532
Changes in operating assets and liabilities:
Receivables	(4,189)	2,699	3,404	(3,169)
Inventory	2,033	(2,626)	(1,060)	(4,628)
Prepaid expenses and other current assets and liabilities	970	1,812	(581)	519
Accounts payable	(2,529)	649	(10,901)	4,632
Accrued expenses	5,106	3,494	(4,605)	(1,323)
Accrued interest on notes payable	(135)	4,389	(181)	4,105
Deposits on inventory	—	(22,983)	—	(22,983)
Other non-current assets and liabilities	(702)	2,495	1,554	565
Net cash used in operating activities	(25,676)	(54,330)	(62,997)	(105,749)
Investing activities
IDB acquisition	—	—	—	(166,383)
Purchases of intangible assets	—	(2,000)	(1,209)	(2,000)
Purchases of property and equipment	—	(423)	(12)	(927)
Net cash provided by (used in) investing activities	—	(2,423)	(1,221)	(169,310)
Financing activities
Proceeds from the issuance of notes payable	—	—	—	111,421
Proceeds from the issuance of convertible notes payable	—	—	75,000	—
Costs associated with the issuance of notes payable	(882)	—	(2,183)	(6,455)
Proceeds from the issuance of warrants	—	—	—	33,264
Proceeds from the issuance of royalty agreement	—	—	—	1,472
Purchase of notes payable disbursement option	—	—	—	(7,609)
Proceeds from issuance of common stock, net, to lender	—	—	—	51,452
Proceeds from issuance of common stock, net	—	115,759	8	155,759
Debt extinguishment	—	—	—	(2,150)
IDB acquisition contingent payments	—	(398)	(72)	(398)
Proceeds from the exercise of stock options, net of cancellations	—	—	—	3
Principal payments on notes payable	—	—	—	(40,000)
Net cash provided by (used in) financing activities	(882)	115,361	72,753	296,759
Net change in cash and equivalents	(26,558)	58,608	8,535	21,700
Cash, cash equivalents and restricted cash at beginning of the period	117,101	91,679	82,008	128,587
Cash, cash equivalents and restricted cash at end of the period	$90,543	$150,287	$90,543	$150,287

Melinta Therapeutics
GAAP to Non-GAAP Adjustments
for the Three and Six Months Ended June 30, 2019 and 2018
(In thousands)

Three Months Ended June 30, 2019	Revenue	Cost of Product Sales	R&D	SG&A	Other Income (Expense), Net	Total
Net loss, as reported under GAAP	$15,955	$(8,639)	$(3,527)	$(30,932)	$(9,037)	$(36,180)
EBITDA adjustments:
Interest expense	—	—	—	—	9,541	9,541
Interest income	—	—	—	—	(210)	(210)
Depreciation and amortization	—	4,136	9	(198)	—	3,947
Total EBITDA adjustments	—	4,136	9	(198)	9,331	13,278
EBITDA	$15,955	$(4,503)	$(3,518)	$(31,130)	$294	$(22,902)
Other adjustments:
Stock-based compensation	—	—	179	1,136	—	1,315
Change in fair value of warrant & conversion liabilities	—	—	—	—	(261)	(261)
Gain on extinguishment of lease liabilities	—	—	—	(122)	—	(122)
Total adjustments	—	—	179	1,014	(261)	932
Adjusted EBITDA	$15,955	$(4,503)	$(3,339)	$(30,116)	$33	$(21,970)

Three Months Ended June 30, 2018	Revenue	Cost of Product Sales	R&D	SG&A	Other Income (Expense), Net	Total
Net loss, as reported under GAAP	$12,022	$(10,989)	$(15,813)	$(34,946)	$(6,054)	$(55,780)
EBITDA adjustments:
Interest expense	—	—	—	—	10,659	10,659
Interest income	—	—	—	—	(63)	(63)
Depreciation and amortization	—	3,550	54	85	—	3,689
Total EBITDA adjustments	—	3,550	54	85	10,596	14,285
EBITDA	$12,022	$(7,439)	$(15,759)	$(34,861)	$4,542	$(41,495)
Other adjustments:
Stock-based compensation	—	—	166	1,379	—	1,545
Change in fair value of warrant liability	—	—	—	—	(2,389)	(2,389)
Launch-related E&O inventory charges	—	2,352	—	—	—	2,352
Acquisition-related costs	—	—	—	229	—	229
Total adjustments	—	2,352	166	1,608	(2,389)	1,737
Adjusted EBITDA	$12,022	$(5,087)	$(15,593)	$(33,253)	$2,153	$(39,758)

Six Months Ended June 30, 2019	Revenue	Cost of Product Sales	R&D	SG&A	Other Income (Expense), Net	Total
Net loss, as reported under GAAP	$30,039	$(16,004)	$(8,891)	$(56,873)	$(10,983)	$(62,712)
EBITDA adjustments:
Interest expense	—	—	—	—	17,208	17,208
Interest income	—	—	—	—	(397)	(397)
Depreciation and amortization	—	8,259	38	124	—	8,421

Total EBITDA adjustments	—	8,259	38	124	16,811	25,232
EBITDA	$30,039	$(7,745)	$(8,853)	$(56,749)	$5,828	$(37,480)
Other adjustments:
Stock-based compensation	—	—	258	1,949	—	2,207
Change in fair value of warrant & conversion liabilities	—	—	—	—	(6,276)	(6,276)
Gain on extinguishment of lease liabilities	—	—	—	(914)	—	(914)
Loss on extinguishment of debt	—	—	—	—	346	346
Total adjustments	—	—	258	1,035	(5,930)	(4,637)
Adjusted EBITDA	$30,039	$(7,745)	$(8,595)	$(55,714)	$(102)	$(42,117)

Six Months Ended June 30, 2018	Revenue	Cost of Product Sales	R&D	SG&A	Other Income (Expense), Net	Total
Net loss, as reported under GAAP	$26,863	$(18,675)	$(31,942)	$(69,570)	$8,112	$(85,212)
EBITDA adjustments:
Interest expense	—	—	—	—	20,855	20,855
Interest income	—	—	—	—	(273)	(273)
Depreciation and amortization	—	8,218	123	153	—	8,494
Total EBITDA adjustments	—	8,218	123	153	20,582	29,076
EBITDA	$26,863	$(10,457)	$(31,819)	$(69,417)	$28,694	$(56,136)
Other adjustments:
Stock-based compensation	—	—	295	2,078	—	2,373
Change in fair value of warrant liability	—	—	—	—	(26,474)	(26,474)
Launch-related E&O inventory charges		2,352				2,352
Loss on extinguishment of debt	—	—	—	—	2,595	2,595
Acquisition-related costs	—	—	—	2,069	—	2,069
Total adjustments	—	2,352	295	4,147	(23,879)	(17,085)
Adjusted EBITDA	$26,863	$(8,105)	$(31,524)	$(65,270)	$4,815	$(73,221)

For More Information:
Media Inquiries:
Lindsay Rocco
Elixir Health Public Relations
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Inquiries:
Susan Blum
(312) 767-0296
ir@melinta.com